UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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FormFactor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551
May 16, 2014, 3:00 p.m., Pacific Daylight Time
2014 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 16, 2014 at 3:00 p.m., Pacific Daylight Time.
The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials. These proxy materials were first sent on or about April 4, 2014 to stockholders entitled to vote at the Annual Meeting.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.
We thank you for your continued support. We look forward to seeing you at our 2014 Annual Meeting of Stockholders.
With best regards,
Thomas St. Dennis
Chief Executive Officer

Livermore, California
April 4, 2014

FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, May 16, 2014
At 3:00 p.m., Pacific Daylight Time
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 16, 2014, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1.
Election of two Class II directors to our Board of Directors, each to serve on our Board of Directors for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are:

Michael D. Slessor, and
Thomas St. Dennis;

2.	Advisory approval of the company's executive compensation;

3.	Ratification of the selection of KPMG LLP as FormFactor's independent registered public accounting firm for fiscal year 2014; and

4.	Action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement for the 2014 Annual Meeting of Stockholders accompanying this Notice.
The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment or postponement thereof, is March 21, 2014. A list of those stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during regular business hours at FormFactor's principal executive offices for ten days prior to the Annual Meeting.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.
On behalf of our Board of Directors, thank you for your participation in our 2014 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau Secretary
Livermore, California April 4, 2014

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. This Proxy Statement and our 2013 Annual Report on Form 10-K are available at http://viewproxy.com/formfactor/2014/. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 4, 2014, we mailed to stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the "Notice"). If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2013 Annual Report on Form 10-K (which we posted on the Internet on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

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_______________________________________________________________________________

The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be "soliciting material" or to be filed under those Acts.
Please note that information on FormFactor's website is not incorporated by reference in this Proxy Statement.

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FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551
_______________________________________________________________________________

PROXY STATEMENT
FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________________________________________________

GENERAL INFORMATION

QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS
Q:    Why am I receiving FormFactor's proxy materials?

A:
Our Board of Directors has made FormFactor's proxy materials available to you on the Internet on or about April 4, 2014 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board for our 2014 Annual Meeting of Stockholders. FormFactor's proxy materials are available on the Internet at http://viewproxy.com/formfactor/2014/. We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 16, 2014, at 3:00 p.m., Pacific Daylight Savings Time.

Q:    What is included in the proxy materials?

A:
The proxy materials include our company's Notice of Annual Meeting of Stockholders, Proxy Statement and the 2013 Annual Report on Form 10-K, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A:
We mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners of our common stock on or about April 4, 2014 to notify you that you can access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice of Internet Availability of Proxy Materials. As we did last year for our 2013 Annual Meeting of Stockholders, we sent the Notice instead of mailing a printed set of the proxy materials in accordance with the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice of Internet Availability of Proxy Materials.

Q:    How can I get electronic access to the proxy materials?

A:
The Notice of Internet Availability of Proxy Materials contains instructions on how to review our company's proxy materials on the Internet and instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Q:    Where will the Annual Meeting be held?

A:	We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 16, 2014, at 3:00 p.m., Pacific Daylight Savings Time.
From San Francisco, California, take I-80 East, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company's principal executive offices. From San Jose, California, take I-880 North, merge onto Mission Boulevard/CA-262 East, merge onto I-680 North, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company's principal executive offices.
Q:    What specific proposals will be considered and acted upon at FormFactor's 2014 Annual Meeting?

A:	The specific proposals to be considered and acted upon at the Annual Meeting are:
Proposal No. 1—Election of two Class II directors to our Board of Directors, each to serve on our Board for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are: Michael D. Slessor and Thomas St. Dennis;
Proposal No. 2—Advisory approval of the company's executive compensation; and
Proposal No. 3—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014.
We will also consider any other matters that are properly presented for a vote at the Annual Meeting. As of April 4, 2014, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
Q:    What do I need to bring with me to attend the Annual Meeting?

A:
If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in "street name," please bring photo identification and the "legal proxy," which is described below under the question "If I am a beneficial owner of shares held in 'street name,' how do I vote?", or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING VOTING AND ANY PROXY SOLICITATION
Q:    Who can vote at the Annual Meeting?

A:
Only stockholders of record of our common stock at the close of business on March 21, 2014, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had 55,383,795 shares of our common stock outstanding and entitled to vote, which were held by 231 stockholders of record.

Q:    How many votes am I entitled per share of common stock?

A:	Holders of our common stock are entitled to one vote for each share held as of the record date.
Q:    What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?

A:
Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in "street name" rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in "street name."

Stockholder of Record:    If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice of Internet Availability of Proxy Materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.

Beneficial Owner:    If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in "street name," and the broker, bank or other nominee holding your shares on your behalf delivered the Notice of Internet Availability of Proxy Materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.
Q:    If I am a stockholder of record of FormFactor shares, how do I vote?

A:
Voting by Internet.    You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to http://viewproxy.com/formfactor/2014/, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a proxy card, and then completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card.
Voting in Person.    If you plan to attend the Annual Meeting and vote in person, we will give you a proxy card at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    If I am a beneficial owner of shares held in "street name," how do I vote?

A:
Voting by Internet.    You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to http://viewproxy.com/formfactor/2014/, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a voting instruction form, and by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form.
Voting in Person.    If you plan to attend the Annual Meeting and vote in person, you must obtain a "legal proxy" giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    What if I submit a proxy but I do not give specific voting instructions?

A:
Stockholder of Record:    If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares FOR the Class II nominees for director, FOR advisory approval of the company's executive compensation, and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014, all as recommended by our Board of Directors and as presented in this Proxy Statement.

Beneficial Owner:    If you are a beneficial owner of shares of our common stock held in "street name" and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on "routine" proposals but cannot vote on your behalf for "non-routine" proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as "broker non-votes."
Q:    Which ballot measures are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2014 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the advisory approval of the company's executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.
Q:    What is the quorum requirement for the Annual Meeting?

A:
A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

Q:    What is the voting requirement to approve each of the proposals?

A:
For Proposal No. 1, the two Class II directors will be elected by a plurality of the votes cast by the holders of shares of our common stock entitled to vote who are present in person or represented by proxy at the Annual Meeting. You may not cumulate votes in the election of directors.

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.
Q:    How are abstentions treated?

A:	Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals.
Q:    Can I change my vote or revoke my proxy after I have voted?

A:
You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may vote again on a later date (a) through the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting in person if you are a stockholder of record or if you are a beneficial owner and have obtained a proxy from the nominee holding your shares giving you the right to vote your shares. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:    What happens if there are insufficient votes in favor of the proposals?

A:
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holders, who are officers of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of holders of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
Other than Proposal Nos. 1, 2 and 3, we are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders, who are officers of our company, will have the authority in their discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class II nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. If stockholders provide written comments on their proxy cards, we may forward the proxy card(s) to our company's Corporate Secretary.

Q:    Who is paying for the cost of this proxy solicitation?

A:
We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in "street name" certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners' voting instructions. In addition, our directors, officers and employees may also solicit proxies on our behalf by mail, telephone or in person. We will not pay any compensation to our directors, officers and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation.

QUESTIONS AND ANSWERS REGARDING THE VOTING RECOMMENDATIONS OF FORMFACTOR'S BOARD OF DIRECTORS AND VOTING RESULTS
Q:    What are the voting recommendations of our Board of Directors?

A:	Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2 and 3. Specifically, our Board recommends a vote:
FOR the election of Michael D. Slessor and Thomas St. Dennis to our Board of Directors as Class II directors;
FOR the advisory approval of the company's executive compensation; and
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014.
Q:    Where can I find the voting results of the Annual Meeting?

A:	We intend to announce the voting results at the Annual Meeting and to report the results on a Form 8-K that we file with the U.S. Securities and Exchange Commission.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
The first proposal is to elect two Class II directors to our Board of Directors. The Class II nominees are Michael D. Slessor and Thomas St. Dennis, who are both current directors of FormFactor. These nominees have been duly nominated by our Board of Directors, and have agreed to stand for re-election. The proxy holders intend to vote all proxies received for Messrs. Slessor and St. Dennis, unless otherwise instructed. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

Our Board of Directors recommends a vote FOR the election to our Board of
Directors of Michael D. Slessor and Thomas St. Dennis as Class II directors.

Board of Directors
Our Board of Directors currently consists of seven members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class II directors will be elected at this year's Annual Meeting, the Class III directors will be elected at our 2015 Annual Meeting of Stockholders and the Class I directors will be elected at our 2016 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
Information regarding our Class II and other current directors as of the record date of this Proxy Statement, including their names and positions with our company is set forth below.

Name of Director	Age	Class	Position with FormFactor	Director Since
Richard DeLateur(2)	56	III	Director	May 2011
G. Carl Everett, Jr.(1)(2)(4)	63	II	Lead Independent Director	June 2001
Lothar Maier(1)(3)	59	I	Director	November 2006
Edward Rogas, Jr.(1)(2)(3)	73	III	Director	October 2010
Michael D. Slessor	44	II	Director and President	October 2013
Thomas St. Dennis	60	II	Executive Chairman and Chief Executive Officer	September 2010
Michael W. Zellner(3)	58	I	Director	April 2011
_______________________________________________________________________________

(1)	Current member of the Compensation Committee.

(2)	Current member of the Governance Committee.

(3)	Current member of the Audit Committee.

(4)	Mr. Everett previously announced he would not be running for re-election at the 2014 Annual Meeting of Stockholders.
Richard DeLateur has served as a Director since May 2011. Mr. DeLateur served as Chief Financial Officer of FormFactor, Inc. from May 2010 to May 2011. Mr. DeLateur was a 20-year veteran of Intel's finance team, where he held various positions, including the role of Vice President and Group Controller of Worldwide Technology and Manufacturing. Mr. DeLateur more recently served as Chief Financial Officer at the private companies Fluidigm Corporation and Topsin Corporation. Mr. DeLateur had also served as a Director at Numonyx Corp., a leading manufacturer of Flash memory, which is now part of Micron Technology, Inc. Mr. DeLateur holds a B.A. in Economics from the University of California, Davis and was awarded his Chartered Financial Analyst (CFA) certification in 1999.
G. Carl Everett, Jr. has served as a Director since June 2001, as our Chairman from December 2010 to October 2013, as our Lead Independent Director since October 2013, and served as our interim Chief Executive Officer from May 2010 to September 2010, as well as our Executive Chairman from September 2010 to December 2010. Mr. Everett founded GCE

Ventures, a venture advisement firm, in April 2001. Mr. Everett has served as a venture partner at Accel LLP, a venture capital firm, since 2002. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell, Inc. During 1997, Mr. Everett was on a personal sabbatical. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation, including Senior Vice President and General Manager of the Microprocessor Products Group, and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett currently serves on the board of directors of three privately held companies. Mr. Everett holds a B.A. in business administration and an honorary Doctorate of Laws from New Mexico State University.
Lothar Maier has served as a Director since November 2006. Mr. Maier has served as the Chief Executive Officer and a member of the board of directors of Linear Technology Corporation (Nasdaq: LLTC), a supplier of high performance analog integrated circuits since January 2005. Prior to that, Mr. Maier served as Linear Technology's Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from 1983 to 1999, including as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.
Edward Rogas, Jr. has served as a Director since October 2010. Mr. Rogas currently serves as a Director on the board of Vitesse Semiconductor Corporation. Mr. Rogas served as a Director of Vignani Technologies Pvt Ltd until February 2014 and Photon Dynamics, Inc., from May 2006 to October 2008. Mr. Rogas held management positions at Teradyne, Inc. for over 30 years, including serving as Senior Vice President from 2000 through 2005. Mr. Rogas holds a B.S. from the United States Naval Academy and an M.B.A. degree from Harvard Business School.
Michael D. Slessor, has served as President and a Director since October 2013. Prior to this, Mr. Slessor served as the Senior Vice President and General Manager, MicroProbe Product Group from October 2012 to October 2013. Before joining FormFactor, Mr. Slessor was President and Chief Executive Officer of Micro-Probe Incorporated, or MicroProbe, from July 2008 through the October 2012 closing of FormFactor's acquisition of MicroProbe. Prior to joining MicroProbe, he held various management, product-marketing, and applications-engineering positions in the semiconductor industry, most notably with KLA-Tencor, where he led marketing and applications for the company's fastest growing division. Mr. Slessor holds a B.A.Sc. in Engineering Physics from the University of British Columbia and received his Ph.D. in Aeronautics and Physics from the California Institute of Technology.
Thomas St. Dennis has served as our Chief Executive Officer and a Director since September 2010, when he joined our company and as our Executive Chairman of the Board of Directors since October 23, 2013. Mr. St. Dennis previously held various positions at Applied Materials, Inc. from 1992 to 1999 and again from 2005 to 2009. His most recent role at Applied Materials, Inc. was Senior Vice President and General Manager of the Silicon Systems Group. He also worked at Novellus Systems, Inc. as Executive Vice President of Sales and Marketing from 2003 to 2005. From 1999 to 2003 Mr. St. Dennis was President and CEO of Wind River Systems, Inc. Mr. St. Dennis has since 2013 served as a Director of Mattson Technology, Inc. (Nasdaq: MTSN), a provider of semiconductor wafer processing equipment used in the fabrication of integrated circuits. Mr. St. Dennis holds a B.S. in Physics and a M.S. in Physics, both from UCLA.
Michael W. Zellner has served as a Director since April 2011. Mr. Zellner was Vice President and Chief Financial Officer of Cyan, Inc. (NYSE: CYNI) from March 2013 to March 2014. He was Vice President, Finance and Chief Financial Officer of PMC-Sierra, Inc. (Nasdaq: PMCS) from March 2007 to November 2012. Prior to joining PMC-Sierra, Mr. Zellner was Senior Vice President of Finance and Administration and Chief Financial Officer at Wind River Systems, Inc., a device software solutions provider to the electronics industry. Mr. Zellner holds a BBA in accounting and an MBA from Florida Atlantic University; he also attended the Stanford Executive Program at the Stanford Graduate School of Business.
Qualification to Serve as Director
The Board of Directors, in consultation with the Governance Committee has determined that each of the directors and nominees are qualified to serve as a director of the company. The reasons for these determinations are as follows:
Mr. DeLateur provides extensive leadership experience and knowledge of our company due to his previous service as our Chief Financial Officer. Mr. DeLateur has considerable semiconductor industry experience, both with respect to semiconductor chip manufacturers, who are our customers, and semiconductor equipment suppliers.
Mr. Everett has extensive experience in the technology sector, gained through executive and management positions at companies such as Dell Inc. and Intel Corporation, with particular expertise in the areas of sales and marketing, the semiconductor industry, and in financial accounting and reporting.

Mr. Maier provides significant semiconductor industry and leadership experience as the chief executive officer and a member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, which is a publicly traded company. Mr. Maier also has considerable experience in semiconductor chip manufacturing. Mr. Maier also provides expertise in financial accounting and reporting for publicly held companies.
Mr. Rogas provides significant board-level experience within the semiconductor industry, as well as executive and operational experience with semiconductor test equipment companies.
Mr. Slessor provides significant experience in the semiconductor equipment industry, including within semiconductor equipment manufacturing and semiconductor test. Mr. Slessor also provides leadership and operational expertise to the company having served as President and Chief Executive Officer of MicroProbe.
Mr. St. Dennis provides extensive semiconductor industry and leadership experience as the CEO of the Company, as well as having served as Senior Vice President and General Manager of the Silicon Systems Group at Applied Materials and as the President and CEO of Wind River Systems, Inc.
Mr. Zellner has significant financial management experience, including serving as the CFO of publicly-traded companies and being responsible for managing capital expenditure, corporate infrastructure, and ensuring financial integrity of results as regulated by the SEC.
Board Leadership Structure
In October 2013, the company combined the roles of Chief Executive Officer and Chairman of the Board. The Board of Directors believes the current Board leadership structure, which includes a Lead Independent Director, coupled with an emphasis on Board independence, provides effective independent oversight of management while enabling both the Board and management to benefit from Mr. St. Dennis’ leadership in transitioning the company toward profitability. Serving as both Chairman of the Board and Chief Executive Officer, Mr. St. Dennis is the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company’s strategy and business plans. Mr. St. Dennis possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company. The Board of Directors believes that Mr. St. Dennis’ combined role enables decisive leadership and ensures clear accountability. The Company’s independent directors bring experience, oversight and expertise from outside the company. Mr. Everett, our former Chairman of the Board of Directors, serves as Lead Independent Director, which the Board believes, among other things, facilitates a dialog around the efficiency and effectiveness of Mr. St. Dennis’ direction.
Board's Role in Risk Oversight
The Board exercises its risk oversight function both directly and indirectly through its various committees. The Board reviews and approves the company's annual operating plan. At its meetings, the Board receives reports of the chairpersons of each of its committees, of the Chief Executive Officer, of the Chief Financial Officer, and of other operational aspects of the company, such as manufacturing and sales and marketing.
As prescribed in its charter, the Audit Committee oversees the company's accounting and financial reporting processes and audits of the company's financial statements, including oversight of the company's systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirement, internal audit function and the appointment, compensation and evaluation of the company's independent auditors. The Audit Committee reports regularly to the Board and to the independent directors regarding matters for which the committee has responsibility and for any other issues that the committee believes should be brought to the attention of the Board.
As prescribed in its charter, the Compensation Committee oversees the company's compensation and benefit plans, policies and programs, determines the compensation of our executive officers and administers our equity plans. The Compensation Committee confers with the Audit Committee regarding the risks arising from our company's employee compensation program.
As prescribed in its charter, the Governance Committee oversees the company's corporate governance practices and assesses the Board's composition and performance.
Corporate Governance Guidelines
The company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as various rules promulgated by the SEC and the NASDAQ Stock Market. The company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board of Directors has approved Corporate Governance Guidelines for the company. The Corporate Governance Guidelines which can be found on the company’s website at www.formfactor.com, address the following matters:

•	The size of the Board of Directors;

•	Frequency of meetings of the Board of Directors;

•	Committees of the Board of Directors;

•	The requirement that the Board of Directors be comprised of a majority of independent directors;

•	The requirement that the Audit and Compensation Committees of the Board of Directors be comprised entirely of independent directors;

•	Guidelines for determining director independence;

•	Director nominee receiving a greater number of votes "withheld" than vote "for" in an uncontested election of directors;

•	Limits on the number of other public company boards on which directors may serve;

•	Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

•	Conflicts of interests;

•	The requirement that the performance of the Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

•	Change in position or responsibility in a director's principal occupation;

•	Stock holding requirements for directors and for executive officers;

•	Review of the performance of individual directors; and

•	Other matters uniquely germane to the work and responsibilities of the Board of Directors.
Director Education
Pursuant to the company's Corporate Governance Guidelines, the Board of Directors is provided with, and encouraged to participate in, continuing education.
Codes of Ethics
In addition to the Corporate Governance Guidelines, the Board of Directors has adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading and our Statement of Policy Regarding Related Person Transactions. We provide periodic training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide for our directors, officers and employees to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. Our policies and governance guidelines are posted on our website at www.formfactor.com.
Stock Ownership Guidelines
In an effort to more closely align the company's non-management directors' and executives' financial interests with those of our stockholders, the Board of Directors has established stock ownership guidelines for non-management directors and executive officers. Our Corporate Governance Guidelines state that (i) each non-employee director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times (3x) the annual cash retainer for service as a director; (ii) the chief executive officer shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x)

the chief executive officer's annual base salary; and (iii) each "executive officer" (other than the chief executive officer) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer's annual base salary. Shares counted for this purpose include shares owned by the director or executive officer, shares owned jointly with, or separately by, spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units. Beginning April 2011, members of the Board and executive officers have five years to meet these ownership guidelines. On a going forward basis, new Board members will have five years, and new executive officers will have five years, from the time they become Board members or executive officers, as applicable, to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board after April 2011, Board members and executive officers, as applicable, will have the later of (i) three years from the time of the increase, or (ii) five years from April 2011, to acquire any additional shares needed to meet such revised guidelines.
As of December 28, 2013, all of our non-employee directors have met these stock ownership guidelines.
Independence of Directors
Our Board of Directors has determined that each of our directors is independent, other than Mr. St. Dennis, our Chief Executive Officer, Mr. Slessor, our President, and Mr. DeLateur, who served as our chief financial officer from May 2010 to May 2011. We define “independent directors” pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC, and the NASDAQ Stock Market. To be considered independent, a director cannot be an officer or employee of our company or its subsidiaries, and cannot have a relationship with our company or its subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the "independence” determination, our Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board consults with our company’s legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of “independent director,” including applicable securities laws and the rules of the SEC and NASDAQ Stock Market.
May 2014 will mark the third anniversary of Mr. DeLateur ceasing to serve as our chief financial officer. Our Board will re-address Mr. DeLateur’s independence after such time.
Board Meetings
We set the dates and times of our Board of Directors and Board committee meetings in advance of each fiscal year. During fiscal year 2013, our Board of Directors held four (4) meetings. During fiscal year 2013, all of the directors attended all of the meetings of the Board of Directors during the period that such director served.
The independent and non-executive members of our Board of Directors meet regularly in executive sessions outside of the presence of management. The independent and non-executive members met regularly prior to, and/or after, regularly scheduled meetings of the Board of Directors during fiscal year 2013 in which all independent and non-executive members attended. The independent and non-executive members also conducted telephonic meetings and/or updates during fiscal year 2013.
Committees of the Board of Directors
Our Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Governance Committee. Members of each of the standing committees are set forth in the table above under "Board of Directors." Each committee has adopted a charter, which it reviews and assesses annually. Our Board of Directors has approved the charters of its committees. A copy of the charter of each active committee is posted on our company's website at www.formfactor.com. As stated below, the Board does not have a separate nominating committee in light of its relatively small size, and nominations to our Board of Directors are determined by the independent members of the Board.
Audit Committee.    The Audit Committee oversees our company's accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent registered public accounting firm.
Audit Committee Membership.    The members of our Audit Committee are Messrs. Maier, Rogas, and Zellner, with Mr. Zellner serving as the chairperson.

Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Zellner is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the NASDAQ Stock Market.
The Audit Committee met eight (8) times, including four (4) telephone conference meetings, during fiscal year 2013. During fiscal year 2013, all of the committee members attended all of the meetings of the Audit Committee.
Compensation Committee.    The Compensation Committee oversees our company's compensation and benefit plans, policies and programs, determines the compensation of our named executive officers and administers our equity plans. In addition, our Compensation Committee makes recommendations to the Board regarding appropriate compensation of our non-employee directors. For more information about the role of our Compensation Committee and our independent compensation consultant in determining executive compensation, see "Compensation Discussion and Analysis."
Compensation Committee Membership.    The members of our Compensation Committee are Messrs. Everett, Maier and Rogas, with Mr. Rogas serving as the chairperson.
Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NASDAQ Stock Market. The Compensation Committee met six (6) times, including three (3) telephone conference meetings, during fiscal year 2013. During fiscal year 2013, all of the committee members attended all of the meetings of the Compensation Committee.
Governance Committee.    The Governance Committee oversees our company's corporate governance practices and assesses the composition and performance of our Board and our Board committees.
Governance Committee Membership.    The members of our Governance Committee are: Messrs. DeLateur, Everett, and Rogas, with Mr. DeLateur serving as the chairperson.
Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the NASDAQ Stock Market, other than Mr. DeLateur whose status is described above under “Independence of Directors”. The Governance Committee met four (4) times during fiscal year 2013. During fiscal year 2013, all of the committee members attended all of the meetings of the Governance Committee.
Director Compensation
The form and amount of compensation paid to our non-executive directors for serving on our Board and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our non-executive directors is targeted to be at approximately the median of our peer group of companies, which is described below under the "Compensation Discussion and Analysis" section in this Proxy Statement. The compensation practices of this peer group of companies were the benchmark used when considering the competitiveness of our independent director compensation in fiscal year 2013. Our independent outside compensation consultant, Radford, an Aon Hewitt Company, or Radford, collected and developed the competitive data and analyses for benchmarking independent director compensation.
The following table presents the compensation earned or paid to our non-executive directors for fiscal year 2013. Compensation paid to Messrs. Slessor and St. Dennis for fiscal year 2013 is described under the "Compensation Discussion and Analysis" and "Executive Compensation and Related Information" sections below in this Proxy Statement. Neither Mr. Slessor nor Mr. St. Dennis received compensation for their service on the Board in fiscal year 2013.

Name	Fees Earned or Paid in Cash ($)(4)	Option Awards ($)(2)(3)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Richard DeLateur	55,000	—	59,370	—	114,370
G. Carl Everett, Jr.	82,500	—	59,370	—	141,870
Lothar Maier	63,500	—	59,370	—	122,870
Edward Rogas, Jr.	76,000	—	59,370	—	135,370
Michael W. Zeller	67,000	—	59,370	—	126,370
_______________________________________________________________________________

(1)
The stock awards are restricted stock units that we awarded to our non-executive directors under our Equity Incentive Plan as described below under “Equity Compensation”. The vested portion of any award of restricted stock units will settle in shares of our common stock on the earlier of: (i) the date on which the award is fully vested, or (ii) the date that the director's engagement with our company terminates (or, if the applicable date is not a market trading day during an open trading window under our company's Statement of Policy regarding Insider Trading, thereafter on the first market trading day during an open trading window under our company's policy, but no later than March 15th of the year following the scheduled settlement date or otherwise as determined under Section 409A of the Internal Revenue Code of 1986, as amended).

(2)
The amounts shown reflect the aggregate grant date fair value of all awards granted in fiscal year 2013 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Topic No. ASC 718, Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 12 - Stock-based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

(3)	A summary of options and restricted stock units outstanding as of December 28, 2013 for each of our non-executive directors is as follows:

Name	Stock Options Outstanding (#)	Restricted Stock Units Outstanding (#)
Richard DeLateur (1)	196,570	16,000
G. Carl Everett, Jr. (2)	140,000	10,000
Lothar Maier	7,726	10,000
Edward Rogas, Jr.	6,000	10,000
Michael W. Zellner	6,000	16,000
_______________________________________________________________________________

(1)	The 'Stock Options Outstanding' as reported for Mr. DeLateur includes 190,570 shares related to options granted during Mr. DeLateur's tenure as the company's Chief Financial Officer.

(2)	The 'Stock Options Outstanding' as reported for Mr. Everett includes 100,000 shares related to options granted during Mr. Everett's tenure as the company's Chief Executive Officer.

(4)	Cash compensation for our non-executive directors as of December 28, 2013 is set forth in the following table:

Compensation Element	Fiscal Year 2013 Cash Compensation
Director Annual Retainer	$45,000
Chairperson Annual Retainer	$25,000 for Board chairperson
$22,000 for Audit Committee chairperson
$15,000 for Compensation Committee chairperson
$10,000 for all other committee chairpersons
Committee Member Retainer	$11,000 for Audit Committee member
$7,500 for Compensation Committee member
$5,000 for all other committee members
_______________________________________________________________________________
Equity Compensation. Upon joining the Board, nonexecutive directors automatically receive under the Equity Incentive Plan a stock option award of 6,000 shares of common stock and a restricted stock unit award of 10,000 shares of common stock. These initial awards vest monthly over a three year period. Immediately following each annual stockholders meeting, continuing directors automatically receive a restricted stock unit award of 10,000 shares of common stock vesting monthly over a one year period.
Non-executive directors may elect to receive a restricted stock award or restricted stock unit under our Equity Incentive Plan in lieu of payment of a portion or all of his or her annual retainer based on the fair market value of our common stock on the date the annual retainer would otherwise be paid. As of the date of this Proxy Statement, none of our directors have made such an election.

Other.    We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company's Board and Board committees, and extend coverage to them under our company's travel accident and directors' and officers' indemnity insurance policies.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees, except for Mr. Everett who served as our interim Chief Executive Officer from May 2010 to September 2010. None of our named executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.
Consideration of Director Nominees
Nominations to our Board of Directors are determined by the independent members of the Board. The Board does not have a separate nominating committee in light of its relatively small size. The Board generally identifies nominees based upon recommendations by our directors and management. In addition, our Board also considers recommendations properly submitted by our stockholders. The Board of Directors may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees, and the company has, in the past, paid a third party to assist us in a director search process.
In selecting director nominees, our Board of Directors considers candidates based on the need to satisfy the applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market, including the requirements for independent directors and an audit committee financial expert. Our Board also evaluates candidates by assessing a number of factors, including demonstrated outstanding achievement in the prospective board member's personal career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries, diversity of viewpoints and experience, and willingness to devote adequate time. The Board of Directors uses the same standards to evaluate nominees proposed by our directors and management and will use the same standards to evaluate nominees, if any, proposed by stockholders, but has no formal policy with respect to consideration of candidates recommended by stockholders.
Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.
After evaluating Messrs. Slessor and St. Dennis, our Board of Directors approved the nomination of these two current directors for re-election as Class II members to our Board.
Corporate Codes and Policies
We have adopted a Statement of Corporate Code of Business Conduct (Code of Business Conduct) that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics (Code of Ethics) that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading, and our Statement of Policy Regarding Related Person Transactions. We provide periodic training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide for our directors, officers and employees to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Corporate Governance Guidelines, which identify various corporate policies and practices we have implemented. Our policies and governance guidelines are posted on our website at www.formfactor.com.
Stockholder Communications with our Board
Our stockholders may communicate with our Board of Directors, or any of our individual directors, by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by e-mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our company's acceptance and forwarding of communications to our Board does not imply that the company's directors owe or assume any fiduciary duties to persons submitting the communications. Our Corporate Secretary or his designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code

Violations (Complaints, Concerns and Whistleblowers), which Statement is available on our company's website at www.formfactor.com. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.
Board Attendance at Annual Meetings
We encourage the members of our Board of Directors to attend our annual meeting of stockholders, either in person or telephonically. We do not have a formal policy regarding attendance of annual meetings by the members of our Board. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at annual meetings. All of our directors serving at the time of our 2013 Annual Meeting of Stockholders attended that annual meeting either in person or telephonically.

PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth below in this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote. At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference to hold this non-binding advisory vote annually. The next non-binding advisory vote on executive compensation will occur at our 2015 Annual Meeting of Stockholders.
In fiscal year 2013, bonus target levels were established so that Target Total Cash compensation (base salary and target annual cash incentive) for the named executive officers would be at approximately the 50th percentile of our peer group only if performance goals were achieved. The only named executive officer to receive a bonus for fiscal year 2013 was Michael D. Slessor, our President, who received a bonus for the second half of fiscal year 2013 based on the results of the company’s MicroProbe Product Group. In addition, in 2013, we continued a compensation practice we started in fiscal year 2012 by granting performance based RSU's for executives which are tied to company performance over a 24-month period. Consistent with our broader growth objectives while conserving cash, our 2013 executive compensation program was designed to meet the following objectives:

1.	Minimizing cash compensation to the extent possible, by avoiding cash-consuming practices such as tax gross-ups, generous severance and retirement packages or guaranteed bonuses;

2.	Setting aggressive targets for cash incentive compensation to encourage performance (which resulted in no cash bonuses for fiscal year 2013 to named executive officers other than to Mr. Slessor);

3.
Emphasizing equity compensation to align the interests of our named executive officers with those of our stockholders and incentivize them to work toward our turnaround, including granting performance based restricted stock unit awards; and

4. Emphasizing executive compensation governance policies that are aligned with the interest of our shareholders including change in control benefits that are double-trigger (i.e., require termination of employment as well as a change in control) and that are within reasonable limits, a stock ownership policy, clawback provisions, and anti-hedging/pledging provisions.
We encourage you to carefully review the "Compensation Discussion and Analysis" set forth below in this Proxy Statement for additional details on FormFactor's executive compensation, including FormFactor's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2013.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote "FOR" the approval, on an advisory basis, of the following resolution at the Annual Meeting:
"RESOLVED, that the compensation paid to FormFactor, Inc.'s named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth in the Proxy Statement, is hereby approved."
While the results of this advisory approval are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
FISCAL YEAR 2014

The third proposal is to ratify the selection of KPMG LLP ("KPMG") as FormFactor's independent registered public accounting firm for fiscal year 2014. The Audit Committee of our Board of Directors has appointed KPMG as the independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2014, and our stockholders are being asked to ratify such selection. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.
Ratification by our stockholders of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm
for fiscal year 2014.
Principal Auditor Fees and Services
Our Board of Directors is recommending a vote for ratification of the selection of KPMG as the Company's independent registered accounting firm for fiscal year 2014. For fiscal year 2013, KPMG was the Company’s independent registered public accounting firm. For fiscal year 2012, PricewaterhouseCoopers LLP ("PwC") was the Company's independent registered public accounting firm. The following is a summary of fees for professional services rendered to our company by KPMG and PwC, for our fiscal years 2013 and 2012, during the periods when each served as our independent registered public accountant.

	2013	2012
Audit Fees	$905,000	$1,191,500
Audit-Related Fees	—	233,000
Tax Fees	—	38,700
All Other Fees	—	—
Total	$905,000	$1,463,200
Audit Fees.    Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2013 and 2012, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for fiscal years 2013 and 2012. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under "Audit Fees." For fiscal year 2012, such fees were for services in connection with the financial due diligence related to the acquisition of Astria Semiconductor Holdings, Inc.
Tax Fees.    Tax Fees consist of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.
All Other Fees.    All Other Fees consist of fees for products and services other than the services reported above.

Pre-Approval of Audit and Non-Audit Services of Auditor
Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to Audit Fees, Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.
Change in Accountants
As previously disclosed in a Current Report on Form 8-K filed with the SEC on April 8, 2013, on April 2, 2013, we dismissed PwC after reviewing our alternatives, including the continued engagement of PwC. PwC last acted as our independent registered public accounting firm for our fiscal year ended December 29, 2012. The audit reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 29, 2012 and December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by our Audit Committee.
During the two fiscal years ended December 31, 2011 and December 29, 2012 and the subsequent interim period through April 2, 2013, the date of our dismissal of PwC, there were no (1) disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their reports on the consolidated financial statements for such years, or (2) "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
On April 5, 2013, our Audit Committee engaged KPMG to serve as our principal independent accountant for the fiscal year ending December 28, 2013, effective immediately.
During the two fiscal years ended December 31, 2011 and December 29, 2012 and the subsequent interim period through April 5, 2013, (i) we did not both (a) consult with KPMG as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements and (b) receive a written report or oral advice that KPMG concluded was an important factor considered by us in reaching a decision as to such accounting, auditing or financial reporting issue; and (ii) we did not consult KPMG on any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
We provided PwC with a copy of the abovementioned Form 8-K and requested PwC to furnish us with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of such letter, dated April 8, 2013, was filed as Exhibit 16.01 to the Form 8-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities
The following table presents information regarding the beneficial ownership of our common stock as of March 21, 2014 for:

•	each person or entity known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and named executive officers as a group.
The percentage of beneficial ownership for the following table is based on 55,383,795 shares of our common stock outstanding as of March 21, 2014. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of March 21, 2014 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.
To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, named officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
PRIMECAP Management Company (1)	7,987,018	14.42%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund (2)	5,809,700	10.49%
Dimensional Fund Advisors LP (3)	3,354,922	6.06%
BlackRock, Inc. (4)	3,346,284	6.04%
The Vanguard Group, Inc. (5)	3,107,490	5.61%
Needham Investment Management LLC (6)	2,890,950	5.22%
Thomas St. Dennis (7)	625,252	1.12%
Stuart L. Merkadeau (8)	397,544	*
Richard DeLateur (9)	236,052	*
G. Carl Everett, Jr. (10)	205,364	*
Michael M. Ludwig (11)	181,323	*
Michael D. Slessor (12)	116,714	*
Lothar Maier (13)	46,226	*
Edward Rogas, Jr. (14)	34,500	*
Michael W. Zellner (15)	32,500	*
All current directors and executive officers as a group (9 persons) (16)	1,875,475	3.30%
_______________________________________________________________________________

*	Represents beneficial ownership of less than 1%.

(1)
As reported in Amendment No. 9 to Schedule 13G/A of PRIMECAP Management Company reflecting beneficial ownership as of December 31, 2013, which was filed on February 14, 2014 with the Securities and Exchange

Commission. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

(2)
As reported in Amendment No. 9 to Schedule 13G/A of Vanguard Horizon Funds-Vanguard Capital Opportunity Fund reflecting beneficial ownership as of December 31, 2013, which was filed on February 4, 2014 with the Securities and Exchange Commission. The address of Vanguard Horizon Funds-Vanguard Capital Opportunity Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
As reported in Schedule 13G of Dimensional Fund Advisors LP reflecting beneficial ownership as of December 31, 2013, which was filed on February 10, 2014 with the Securities and Exchange Commission. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)
As reported in Amendment No. 4 to Schedule 13G/A of BlackRock, Inc. reflecting beneficial ownership as of December 31, 2013, which was filed on January 29, 2014 with the Securities and Exchange Commission. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)
As reported in Amendment No. 2 to Schedule 13G/A of The Vanguard Group, Inc. reflecting beneficial ownership as of December 31, 2013, which was filed on February 11, 2014 with the Securities and Exchange Commission. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(6)
As reported in Schedule 13G of Needham Investment Management LLC reflecting beneficial ownership as of December 31, 2013, which was filed on February 14, 2014 with the Securities and Exchange Commission. The address of Needham Investment Management LLC is 445 Park Avenue, New York, New York, 10022.

(7)
Represents 75,252 shares held directly by Mr. St. Dennis, 525,000 shares issuable upon exercise of options, and 25,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(8)
Represents 52,361 shares held directly by the Merkadeau Revocable Trust, 328,500 shares issuable upon exercise of options, and 16,683 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(9)
Represents 24,982 shares held directly by Mr. DeLateur, 196,570 shares issuable upon exercise of options, and 14,500 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(10)
Represents 56,864 shares held by the Everett Family Revocable Trust, 140,000 shares issuable upon exercise of options, and 8,500 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(11)
Represents 53,489 shares held directly by Mr. Ludwig, 104,584 shares issuable upon exercise of options, and 23,250 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(12)	Represents 101,714 shares held directly by Mr. Slessor and 15,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(13)
Represents 12,000 shares held by the Maier Family Revocable Trust, 18,000 shares held directly by Mr. Maier, 7,726 shares issuable upon exercise of options, and 8,500 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(14)
Represents 20,000 shares held directly by Mr. Rogas, 6,000 shares issuable upon exercise of options, and 8,500 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(15)
Represents 12,000 shares held directly by Mr. Zellner, 6,000 shares issuable upon exercise of options, and 14,500 units convertible to common stock, all of which shares and units will be vested within 60 days of March 21, 2014.

(16)
Represents 426,662 shares held directly or in a revocable trust by the company's directors and named executive officers as a group, 1,314,380 shares issuable upon exercise of options, and 134,433 units convertible into common stock, all of which shares and units will be vested and exercisable within 60 days of March 21, 2014.

Equity Compensation Plans
The following table sets forth certain information, as of December 28, 2013, concerning securities authorized for issuance under all equity compensation plans of our company:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity Compensation plans approved by our stockholders(1)	6,384,065	(2)	$12.32	(3)	8,092,783	(4)
Equity compensation plans not approved by our stockholders	—		—		—
Total	6,384,065		$12.32		8,092,783
_______________________________________________________________________________

(1)
Includes our Equity Incentive Plan and the Employee Stock Purchase Plan. Since the effectiveness of our Equity Incentive Plan in connection with our initial public offering, we only grant awards under our Equity Incentive Plan.

(2)
Represents 3,454,426 shares subject to outstanding options, 2,119,639 shares subject to outstanding time-based restricted stock units, and 810,000 shares subject to unearned performance-based restricted stock units. The unearned performance-based restricted stock units reflect the 'Target' number of units that can be earned based on the award metric. Actual units earned may vary from 0% - 150% of the 'Target' number. Excludes securities that may be issued under our Employee Stock Purchase Plan.

(3)	Excludes outstanding restricted stock units, both 'time' and 'performance' based, which do not have an exercise price.

(4)
Represents, as of December 28, 2013, 4,915,872 shares of our common stock reserved for future issuance under our Equity Incentive Plan and 3,176,911 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan. Securities available for future issuance under the Equity Incentive Plan reflects unearned performance based restricted stock unit awards based on the metric 'Target' level. Securities available for issuance will be adjusted accordingly based on the actual units earned.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees FormFactor's accounting and financial reporting processes on behalf of our Board of Directors. FormFactor's management has primary responsibility for the preparation and integrity of our company's consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company's independent registered public accounting firm for fiscal 2013, KPMG LLP, is responsible for performing an independent audit of FormFactor's consolidated financial statements, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to the effectiveness of FormFactor's internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and KPMG LLP, the audited consolidated financial statements of FormFactor as of and for the year ended December 28, 2013, including a discussion of the quality of FormFactor's financial reporting and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies. In addition, the Audit Committee has reviewed and discussed the reports of FormFactor's internal audit function and the performance of the internal audit function during fiscal year 2013.
The Audit Committee has discussed with KPMG LLP, with and without the company's management present, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees" including the judgment of KPMG LLP as to the quality of our company's financial reporting, effectiveness of internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with KPMG LLP the independent accountant's independence.
Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor's consolidated financial statements as of and for the year ended December 28, 2013 be included in the company's Annual Report on Form 10-K for the year ended December 28, 2013.
Submitted by the Audit Committee

Michael W. Zellner, Chairperson
Lothar Maier
Edward Rogas, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This compensation discussion and analysis describes and analyzes FormFactor's compensation program for its named executive officers. FormFactor's named executive officers for fiscal year 2013 ("fiscal 2013") are our Chief Executive Officer or CEO, President, Chief Financial Officer or CFO, and our Senior Vice President, General Counsel.
Executive Summary
Compensation Governance

•
Independence.  The Compensation Committee is comprised solely of independent directors. Additionally, the Compensation Committee's independent compensation consultant is retained directly by the Compensation Committee and performs no other services for our company's management. No work performed by our independent compensation consultant in fiscal 2013 raised a conflict of interest.

•	Stock Ownership Guidelines. We have adopted stock ownership guidelines for our named executive officers and directors.

•	Performance Based Compensation. Payment of bonuses to our named executive officers and vesting of a portion of their equity compensation depend on the financial performance of the company.

•	Double-Trigger Change in Control Provision. The change in control and severance agreements provided to certain senior executives include “double-trigger” provisions.

•	No Hedging or Pledging. Our insider trading policy prohibits hedging of company stock or the use of company stock as collateral of any loan.

•	Clawback Policy. The Compensation Committee has approved a clawback policy based on the applicable sections of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•	Prohibition of Repricings. Our Equity Incentive Plan prohibits stock option repricings without the approval of stockholders.

•	Limited Perquisites. We did not pay special benefits, perquisites or tax gross-ups to our named executive officers in fiscal 2013.

•
Risk Analysis.  Compensation programs are structured to avoid inappropriate risk taking by our executives, and all employees, by having the appropriate pay philosophy, peer group and market positioning to support reasonable business objectives. As a result, the Compensation Committee and its independent consultant have concluded that the risks arising from our company's employee compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our company.

Executive Compensation Philosophy.    The Compensation Committee of our Board of Directors oversees our company's executive compensation program and ensures that our named executive officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests. The core of our executive compensation philosophy is to pay-for-performance.
In determining executive compensation for fiscal 2013, the Compensation Committee considered the stockholder support for the "Say on Pay" proposals from our annual meetings of stockholders the two previous years. A non-binding advisory vote regarding executive compensation was presented to shareholders at the 2013 annual meeting of stockholders and was supported by approximately 87% of shareholder votes. Considering the shareholder support received on the company’s latest advisory vote regarding executive compensation as well as other factors, the Compensation Committee has determined that it would continue to apply the same philosophy and guiding principles to its fiscal 2014 executive compensation program. The Compensation Committee will continue to consider stockholder concerns and feedback in the future. See also "Fiscal 2014 Compensation Approach", below, for a description of additional employee compensation principles.

•	Elements of Executive Compensation. The three major elements of our executive compensation program for fiscal 2013 were:

•	base salary targeted at approximately the 50th percentile of our peer companies;

•
semi-annual performance-based cash incentive award target levels are such that target total cash compensation is targeted to be at approximately the 50th percentile of our peer companies, based on performance; and

•
long-term, performance-based equity incentive awards are targeted between the 50th to 75th percentiles of our peer companies; the actual value of the awards delivered may be above or below these percentiles depending on the relative change in shareholder value.

Fiscal 2013 Performance and Impact on Executive Compensation.    During fiscal 2013, we saw revenues increase from fiscal 2012. Revenues for fiscal 2013 were $231.5 million, an increase of $53 million, or 30% from $178.5 million in fiscal 2012. Out of the total revenues of $231.5 million for fiscal 2013, $93.2 million or 40%, was attributable to MicroProbe, compared to $19.8 million or 11% for fiscal 2012. MicroProbe's sales were not included in our consolidated revenues for the nine months ended September 29, 2012 as we only acquired MicroProbe in October 2012. Revenue growth was driven by the System-on-Chip or SoC product market which was up $69.0 million when compared with 2012, driven by the impact of a full year of sales from our MicroProbe acquisition. Dynamic Random Access Memory, or DRAM, product revenues were down $9.9 million versus 2012 due to weaker personal computer demand and certain supply chain and manufacturing execution issues we experienced in connection with wafer probe cards for a Japan customer. Flash memory product revenues were down $6.1 million due to lower unit volume in the flash memory markets.
During fiscal 2013, we continued the activities initiated in 2010 to restructure our operations to simplify our overall structure and better align our operations with the current business environment, streamline our manufacturing structure and reduce both manufacturing cost and cycle times.

We incurred net losses of $57.7 million and $35.5 million in fiscal 2013 and fiscal 2012, respectively. The increase in net loss is primarily attributable to a one-time $25.5 million tax benefit from the release of valuation allowances on our deferred tax assets in connection with our MicroProbe acquisition in the fourth quarter of fiscal 2012. Our cash, cash equivalents and marketable securities and restricted cash totaled $151.5 million as of December 28, 2013, as compared to $166.1 million at December 29, 2012. The decrease in our cash, cash equivalents and marketable securities and restricted cash was primarily due to the use of cash for operating activities in fiscal 2013.
Based on the above performance, the only named executive officer to receive a bonus in fiscal 2013 was Michael D. Slessor, our President, who received a bonus for the second half of fiscal 2013 based on the results of the company’s MicroProbe Product Group. The actual cash incentive paid in fiscal 2013 is included under the “Summary Compensation" table under the header ""Executive Compensation and Related Information". Our Actual Total Direct Cash compensation (base salary and annual cash incentives) for each named executive officer was at approximately the 25th percentile of our peer group for fiscal 2013 based upon the Company’s financial performance.
Compensation Framework
Compensation Objectives
We are committed to a compensation philosophy that is market-competitive and ensures that our named executive officers and other employees share in our company's success. Our executive compensation plans, policies and programs are designed to achieve three primary objectives:

•	Attract, retain and motivate highly skilled individuals based upon their contribution to the success of our company, and that of our stockholders,

•	Drive outstanding achievement of business objectives and reinforce our company's strong pay-for-performance culture, and

•	Align our named executive officers' interests and value creation opportunities with the long-term interests and value creation opportunities of our stockholders.
Target Pay Position/Mix of Pay
Our compensation program is comprised of a combination of base salary, semi-annual variable pay-for-performance cash incentive payments, and long-term equity grants. Each of these components is discussed in greater detail below under "Compensation Decisions." We target our pay, both for the individual components and in the aggregate, to be competitive with the practices of our peer companies. Our strategy has been to examine peer group compensation practices, and with an understanding of those practices, create a highly leveraged, variable compensation opportunity for our named executive officers. The Compensation Committee believes this approach best supports the pay-for-performance culture, and in turn, the creation of stockholder value. Our emphasis on variable, or at-risk, compensation ensures that our named executive officers, absent retention needs, receive target or above-target compensation only to the extent that our company's performance goals have been achieved or exceeded, as illustrated in the charts below.
Compensation Benchmarking
The Compensation Committee examines the compensation practices of a peer group of companies, supplemented by various survey data, to assess the competitiveness of all elements of our executive officer compensation programs. In January 2012, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, an Aon Hewitt Company, completed its annual review of our peer group. Based on the Compensation Committee's review and advice of Radford, our updated "core" peer group for fiscal 2012 consisted of 14 companies for purposes of determining the competitiveness of our named executive officer compensation in fiscal 2012.

The 2012 peer companies were selected using the Global Industry Classification Standard codes and the objective criteria shown in the table below:

Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range
Semiconductor—45301020 and Semiconductor equipment—45301010	$150 million - $700 million	$100 million - $1.5 billion
The companies that were part of our "core" peer group for 2012 include:

ATMI	Cymer	Nanometrics
Axcelis Technologies	Electro Scientific Industries	Photronics
Brooks Automation	Entegris	Rudolph Technologies
Cabot Microelectronics	Emcore	Tessera Technologies
COHU	LTX-Credence

The selection of our 2012 “core” peer group was made at a time when the company was in the middle of a financial turn-around. The company’s revenue and market cap were in the lower quartile of the 2012 “core” peer group, but it was believed this was appropriate because recruiting and/or retaining experienced executives was important to improve the company’s operational performance.
In February 2013, Radford recommended to the Compensation Committee the following changes in the objective criteria to more closely align with the company’s business profile and considering best practices:

Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range
Semiconductor—45301020 and Semiconductor equipment—45301010	$125 million - $650 million	$90 million - $850 million
Based on this updated criteria, the Compensation Committee approved the following changes to the peer group for fiscal 2013, as follows:

Advanced Energy Industries*	Entropic*	Photronics
ATMI	Integrated Silicon Solutions*	Rambus*
Axcelis Technologies	IXYS Corporation*	Rudolph Technologies
Brooks Automation	LTX-Credence	Sigma Designs*
Cabot Microelectronics	Mindspeed Technologies*	STEC*
COHU	Nanometrics	Tessera Technologies
Emcore	Pericom Semiconductor*	Volterra Semiconductor
______________________________________
* New companies in the Updated Peer Group.
In selecting the specific companies, the committee considered the objective criteria, whether the company was considered a peer by ISS, as well as if the company considered FormFactor a peer. For the 2013 “core” peer group, FormFactor's market cap was in the 36th percentile, and revenue in the 61st percentile.
Compensation Decisions
The Compensation Committee retains all rights to determine all matters of executive compensation and benefits, but has delegated, to our Chief Executive Officer and the company's Human Resources department, the responsibility of issuing equity grants to new hires based on a pre-approved schedule and grant guideline. The independent compensation consultant hired by the Compensation Committee, Radford, is retained directly by the Compensation Committee and currently serves as its independent compensation consultant. Radford works directly with the Compensation Committee, and not on behalf of our company's management, to provide advice and recommendations on competitive market practices and specific compensation decisions. In 2013, Radford did not provide our company's management with any services. The Compensation Committee determined that their retention of Radford did not raise a conflict of interest.
Compensation Components
Base Salary
Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executive officers required to drive business results and stockholder value.
The Compensation Committee typically reviews base salary rates for our named executive officers annually. Salary rates and any annual adjustments are determined by the Committee based on a number of factors, including level of responsibility, expertise, and experience of the individual, internal equity, individual and company performance, competitive conditions in the industry, and salary norms for individuals in comparable positions at comparable companies. The executive compensation policy is to be competitive with the market, which we have defined as being at the 50th percentile of our peer group. During fiscal 2013 the actual base salary provided to our named executive officers was closer to the 25th percentile of the peer group. For a specific incumbent the actual base salary level may be above or below a specific level depending on a number of factors particularly experience, performance and the Company’s cash flow considerations during our turnaround. The Committee also considers recommendations made by our Chief Executive Officer regarding salary rate adjustments for his direct reports. Discussions regarding the compensation of each named executive officer, including our Chief Executive Officer, are held outside of his presence.
Base salaries for our named executive officers as of December 28, 2013 were as follows:

Named Executive Officer	Position	2012 Salary	October 2012 10% Reduction	Q3 2013 Restoration	2012 to 2013 % Change
Thomas St. Dennis	Chief Executive Officer	$480,000	$432,000	$480,000	—%
Michael D. Slessor	President	$—	$—	$350,000	—%
Michael Ludwig	Chief Financial Officer	$300,000	$270,000	$300,000	—%
Stuart L. Merkadeau	Senior Vice President, General Counsel and Secretary	$290,000	$261,000	$290,000	—%

For the company’s CEO, CFO and SVP, General Counsel and Corporate Secretary, the base salaries as of December 28, 2013 were the same as their respective base salaries for that part of fiscal 2012 before October 18, 2012. After October 18, 2012, the individuals received a 10% pay cut to their respective salaries (as part of our turnaround efforts); which remained at the 90% level until the second quarter of fiscal 2013. Mr. Slessor became the company’s president in October 2013, and was not a named executive officer in fiscal 2012.
Bonus
We provide a semi-annual bonus opportunity through our company's Employee Incentive Plan which awards cash bonuses to our named executive officers and other employees based upon the achievement of corporate and, in some cases, individual performance objectives. For fiscal 2013, the Employee Incentive Plan and bonuses for the named executive officers depended (solely) upon meeting defined financial metric objectives. Bonus target levels for our named executive officers for fiscal 2013 were established so that Target Total Cash compensation (base salary and annual cash incentive) ranged upward from the 50th percentile of our peer group if performance goals were achieved. The company did not achieve either of the corporate financial metric objectives for the 2013 bonus plan, which included a cash flow component and an operating margin component, so no bonuses were paid to the named executive officers under the plan. The only named executive officer to receive a bonus for fiscal 2013 was Michael D. Slessor, our President who received a bonus of $57,836 for the second half of fiscal 2013 based on the Committee’s review of the results of the company’s MicroProbe Product Group which are described above. Actual Total Cash for named executive officers in fiscal 2013 was at approximately the 25th percentile of our peer group based upon our performance. This reinforces our commitment to paying below our peers if our performance does not meet our objectives.
Equity
Our Equity Incentive Plan authorizes the award of stock options, restricted stock and performance based restricted stock units to our named executive officers. Equity awards to our officers are made at the discretion of the Compensation Committee in accordance with the Equity Incentive Plan and our company's equity grant guidelines. Compensation tied to the performance of our company's common stock is used to reward performance and contributions to our company, as well as for retention purposes.
The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy, and is an effective way to align compensation for named executive officers over a multi-year period directly with the interests of our company's stockholders by motivating and rewarding creation and preservation of stockholder value. Equity awards to our named executive officers are generally made on an annual basis, along with the annual equity awards made to other employees of our company. All annual grants are historically made at a regularly scheduled meeting of the Compensation Committee under our guidelines for equity awards and during an open trading window under our company's insider trading policy.
Fiscal 2013 Annual Equity Awards
The fiscal 2013 annual equity grants delivered to our named executive officers represented grant values between the 50th and 75th percentile of our fiscal 2013 peer group. Subject to the officer's continued service with our company, the time-based restricted stock unit awards will vest annually on each vest base date anniversary over a period of three years. The performance-based restricted stock unit awards will vest 100% of the units earned, as certified by the Compensation Committee, based on the Company’s Total Shareholder Return (TSR) for the period from April 1, 2013 through March 31, 2015 relative to the TSR of the companies identified as being part of the S&P Semiconductors Select Industry Index as of April 1, 2013.

Our named executive officers and other employees receive value from stock option equity awards only to the extent that our company's stock price, and therefore, stockholder value, increases above the grant date fair market value. The Compensation Committee chose to issue restricted stock units in fiscal 2013 because their value is directly impacted by all stock price changes and therefore tied directly to shareholder value, and they are potentially less dilutive to shareholders than stock option equity awards. The value of the issued restricted stock unit awards to our named executive officers and other employees is affected by both increases and decreases in stock price to ensure alignment with our shareholders.
In May 2013, the Compensation Committee made the following annual equity awards to our named executive officers as set forth in the table below:

Named Executive Officer	2013 Annual Stock Option Awards (#)	2013 Annual Time-Based Restricted Stock Unit Awards (#)	2013 Annual Market-Based Restricted Stock Unit Awards (#) (1)
Thomas St. Dennis	—	60,000	140,000
Michael D. Slessor	—	45,000	60,000
Michael Ludwig	—	45,000	60,000
Stuart L. Merkadeau	—	25,000	15,000
_______________________________________________________________________________

(1)
Market-based restricted stock unit awards reflect the 'Target' number of units that can be earned. Actual units earned may vary from 0% - 125% of the 'Target' number based upon relative Total Shareholder Return (TSR) as described above.

See the table entitled "Grants of Plan-Based Awards in Fiscal Year 2013" under "Executive Compensation and Related Information" in this Proxy Statement for additional information regarding these equity awards to our named executive officers in fiscal 2013.
The Compensation Committee also desires to create the appropriate balance between equity-based executive pay and stockholder concerns about stock usage and dilution. Our fiscal 2013 stock “gross burn rate” under the Institutional Shareholder Services (ISS)’s calculation methodology was 4.99%, which was below the company’s three (3) year 2012-2014 committed target burn rate of 5.83%, and below the ISS suggested 2012-2014 average target burn rate for our industry of 6.58%. Our 4.99% gross burn rate for fiscal 2013 was a slight increase over our 4.51% gross burn rate for fiscal 2012. The gross burn rate calculation includes a two-to-one conversion ratio for restricted shares as compared to stock options; performance-based restricted stock shares are only included in the gross burn rate when the performance objective has been met and certified by the company’s Compensation Committee.
Equity awards to our named executive officers are generally made on an annual basis, along with the annual equity awards made to other employees of our company. Annual grants are typically made at a regularly scheduled meeting of the

Compensation Committee under our guidelines for equity awards and during an open trading window under our company's insider trading policy.
Stock Ownership Guidelines
We have stock ownership guidelines for our executive officers and members of our Board of Directors, which are set forth in our company's Governance Guidelines. Our Corporate Governance Guidelines state that (i) each independent director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times (3x) the annual cash retainer for service as a director; (ii) the chief executive officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the chief executive officer's annual base salary; and (iii) each "executive officer" other than the chief executive officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer's annual base salary. Shares counted for this purpose shall include shares owned by the director or executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units. Beginning April 2011, members of the Board and executive officers will have five (5) years to meet these ownership guidelines. Going forward, new Board members will have five (5) years and new executive officers will have five (5) years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board after April 2011, Board members and executive officers, as applicable, will have the later of three years from the time of the increase, or five years from April 2011, to acquire any additional shares needed to meet such revised guidelines.
As of December 28, 2013, none of our named executive officers have met these stock ownership guidelines, although each named executive officer is still within the required time period to meet the guidelines.
Clawback Policy
In March 2011, we adopted a clawback policy which requires that in the event our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from any current or former executive officer any incentive-based compensation for the three year period preceding the date on which an accounting restatement is required, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.
Change of Control Benefits
Our change of control severance agreements with our executive officers and certain of our other officers are described in this Proxy Statement under "Executive Compensation and Related Information-Change of Control, Severance, Separation and Indemnification Agreements." The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending and the Compensation Committee believes that the potential benefits under these agreements are reasonable and comparable to competitive agreements offered by our peer companies to their senior executives. Benefits are only provided to the executive in the event that the executive is terminated following a change of control and the executive's position is eliminated or there is a material change in the terms and conditions of this "double trigger". The agreements do not include a gross up for excise tax under Internal Revenue Code section 280G.
Under our Employee Incentive Plan, which provides for performance bonuses to our executive officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the participants at that time.
Under our Equity Incentive Plan, if a change in control occurs, performance based equity awards will be deemed earned at the greater of target or actual results immediately prior to the change in control and, unless the awards are replaced, they will be settled immediately prior to the change in control.
Other Benefits and Perquisites
Our named executive officers participate in various employee benefit plans, including health, dental and vision care plans, life insurance and our company's 401(k) and stock purchase plans. These benefit plans are the same plans offered to our other employees.

Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to our Chief Executive Officer and the three other most highly compensated officers of our company excluding our Chief Financial Officer. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to its top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is "performance-based" compensation within the meaning of the Code is exempted from the $1 million deduction limit.
While the Compensation Committee attempts to maximize the deductibility of compensation paid to our named executive officers, the Committee retains the discretion and flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the interests of our stockholders. Accordingly, from time to time, the Compensation Committee may approve, and our company may pay, compensation to our named executive officers that is not fully deductible under Section 162(m).
Our change of control severance agreements discussed below in the "Executive Compensation and Related Information-Change of Control, Severance, Separation and Indemnification Agreements" section of this Proxy Statement are designed to comply with the requirements of Section 409A of the Internal Revenue Code.
Fiscal 2014 Compensation Approach
For fiscal year 2014, we have not materially changed our approach to executive compensation:

•	Market Median—We will continue to pay consistent with the market median of our peers if warranted by performance. In particular:

◦	base salary will be targeted at approximately the median of our peer companies;

◦
total direct compensation (base salary, annual cash incentives and long term equity incentives) will be targeted at the median of our peers, assuming achievement at plan. Higher levels of total direct compensation may be achieved should company performance exceed plan. Lower levels of total direct compensation will apply should company performance not achieve plan; if our performance does not meet our objectives, we expect to pay at lower levels, and if we exceed our objectives, we may pay above the median of the peers.

•	Base Salaries—The Compensation Committee does not expect to make material adjustments to the annual base salaries for the named executive officers in fiscal 2014 from those set forth above.

•
Variable Cash Incentive Awards—Achievement of variable cash incentive awards for fiscal 2014 for named executive officers will be measured solely on the basis of the achievement of pre-established financial goals.

•	Long-Term, Equity-Based Incentive Awards—The Committee intends that a portion of equity grants will be subject to one or more multi-year performance conditions.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" contained in this Proxy Statement with our company's management. Based on this review and discussions, the Compensation Committee has recommended to FormFactor's Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Submitted by the Compensation Committee
Edward Rogas, Chairperson
G. Carl Everett, Jr.
Lothar Maier

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation
The following table presents information regarding the compensation paid during fiscal years 2013, 2012 and 2011 to our Chief Executive Officer, our President, our Chief Financial Officer, and our Senior Vice President, General Counsel and Secretary who were our only executive officers during fiscal year 2013 and are our named executive officers during fiscal year 2013.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas St. Dennis	2013	441,969	—	1,143,540	(5)	—	—	—	1,585,509
Chief Executive Officer	2012	465,231	—	623,900		—	27,408	—	1,116,539
	2011	476,308	—	207,380		653,835	—	—	1,337,523
Michael D. Slessor, President (1)	2013	300,000	57,836	587,655	(5)	—	—	3,825	949,316
Michael M. Ludwig	2013	282,692	—	587,655		—	—	3,825	874,172
Senior Vice President,	2012	293,077	—	296,353		—	10,278	3,750	603,458
Chief Financial Officer (1)	2011	278,077	—	311,070		326,918	—	—	916,065
Stuart L. Merkadeau	2013	273,269	—	216,475	(5)	—	—	3,825	493,569
Senior Vice President,	2012	280,808	—	233,963		—	9,842	3,750	528,363
General Counsel and Secretary	2011	280,000	—	207,380	(5)	—	—	4,744	492,124

(1)	Mr. Slessor was appointed President of the Company effective October 24, 2013 and Mr. Ludwig was appointed Chief Financial Officer effective May 16, 2011.

(2)
The dollar amounts shown are based on the fair value of the award as of the grant date. The fair value of our fiscal 2013 time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date while the fair value of the prior years time-based option awards were calculated using the Black-Scholes option-pricing model. No time-based option awards were granted in fiscal 2013. The fair value of our fiscal 2013 market-based stock awards was derived under a Monte Carlo simulation model while the fair value of the prior years performance-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. Assumptions used in the calculation of these amounts are described in Note 12-Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

(3)
Represents amounts earned for performance in the applicable year under our company's Employee Incentive Plan, which is described under "Compensation Discussion and Analysis" in this Proxy Statement. Also as described in the "Compensation Discussion and Analysis", Mr. Slessor separately received the amount set forth in the “Bonus ($)” column based on MicroProbe results.

(4)	The amounts in this column represent matching contributions under our company 401(k) Plan.

(5)
The dollar amount shown includes a time-based restricted stock unit award and a market-based restricted stock unit award. The market-based restricted stock unit award grant date valuation of $840,000, $360,000, $360,000 and $90,000 for Thomas St. Dennis, Michael D. Slessor, Michael M. Ludwig and Stuart L. Merkadeau, respectively, is derived from certain market performance criteria which is based on the Company's Total Shareholder Return (TSR) for the period from April 1, 2013 to March 31, 2015 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index (FormFactor peer companies). The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. The actual value based on performance may be below the level presented in the chart.

Grants of Plan-Based Awards in Fiscal Year 2013
The following table presents information regarding stock options and restricted stock units granted during fiscal year 2013 to our named executive officers. These equity awards were granted under our Equity Incentive Plan. The vest schedule for the awards is set forth below in the table "Outstanding Equity Awards at Fiscal Year Ended December 28, 2013." There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized. The following table also presents information in the "Non-Equity Incentive Plan Awards" columns regarding potential awards under our Employee Incentive Plan for fiscal year 2013. All awards presented in the table below are further described under "Compensation Discussion and Analysis-Compensation Components-Equity" in this Proxy Statement.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date for Stock and Option Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Threshold ($)	Target ($)	Max ($)	Threshold 50% (#)	Target 100% (#)	Max 125% (#)
Thomas St. Dennis	240,000	480,000	720,000	70,000	140,000	175,000	5/6/2013	—	—	—	840,000
							5/6/2013	60,000	—	—	303,540
Michael D. Slessor	90,000	180,000	270,000	30,000	60,000	75,000	5/6/2013	—	—	—	360,000
							5/6/2013	45,000	—	—	227,655
Michael M. Ludwig	105,000	210,000	315,000	30,000	60,000	75,000	5/6/2013	—	—	—	360,000
				—	—	—	5/6/2013	45,000	—	—	227,655
Stuart L. Merkadeau	87,000	174,000	261,000	7,500	15,000	18,750	5/6/2013	—	—	—	90,000
							5/6/2013	25,000	—	—	126,475

(1)	The threshold calculations for fiscal year 2013 assume that our company met only the minimum corporate performance under our Employee Incentive Plan.

(2)	The awards granted on 5/6/13 were approved at a meeting of the Compensation Committee of the Board of Directors on April 9, 2013.

(3)
The fair value of our time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. The fair value of our market-based stock awards was derived under a Monte Carlo simulation model. The market-based restricted stock unit award grant date valuation of $840,000, $360,000, $360,000 and $90,000 for Thomas St. Dennis, Michael D. Slessor, Michael M. Ludwig and Stuart L. Merkadeau, respectively, is derived from certain market performance criteria which is based on the Company's Total Shareholder Return (TSR) for the period from April 1, 2013 to March 31, 2015 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index (FormFactor peer companies). The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%.

The fair value of our stock and option awards granted exclude the impact of estimated forfeitures. Assumptions used in the calculation of these amounts are described in Note 12-Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013. Our company's use of the stock-based valuation model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual values of the award may be significantly different.
Outstanding Equity Awards at Fiscal Year Ended December 28, 2013
The following table presents information regarding outstanding equity awards held by our named executive officers at December 28, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Thomas St. Dennis	365,625	84,375	7.52	9/13/2017	(3)	15,000	(4)	92,100	—		—
	75,000	75,000	10.37	4/29/2018	(5)	10,000	(5)	61,400	—		—
	—	—	—	—		33,334	(6)	204,671	—		—
	—	—	—	—		70,988	(7)	435,866	—		—
	—	—	—	—		60,000	(8)	368,400	175,000	(9)	1,074,500
Michael D. Slessor	—	—	—	—		39,996	(10)	245,575	25,000	(11)	153,500
	—	—	—	—		45,000	(8)	276,300	75,000	(9)	460,500
Michael M. Ludwig	8,334	—	8.61	10/1/2015		750	(12)	4,605	—		—
	40,000	—	10.30	11/10/2017		15,000	(5)	92,100	—		—
	37,500	37,500	10.37	4/29/2018	(5)	16,667	(6)	102,335	—		—
	—	—	—	—		31,944	(7)	196,136	—		—
	—	—	—	—		45,000	(8)	276,300	75,000	(9)	460,500
Stuart L. Merkadeau	35,000	—	41.39	5/16/2014		3,350	(12)	20,569	—		—
	28,000	—	23.56	2/15/2015		10,000	(5)	61,400	—		—
	25,000	—	19.36	2/20/2015		13,334	(6)	81,871	—		—
	50,000	—	25.39	11/4/2015		24,846	(7)	152,554	—		—
	20,000	—	17.11	5/20/2016		25,000	(8)	153,500	18,750	(9)	115,125
	7,000	—	19.40	12/9/2016		—		—	—		—
	25,125	8,375	15.71	4/29/2017	(12)	—		—	—		—
	130,000	—	10.30	11/10/2017		—		—	—		—

(1)	Unless otherwise indicated, option is fully vested. Vesting information is based on the original grant.

(2)	Market value was determined by multiplying the closing fair market value for a share of our company's common stock as of December 27, 2013, of $6.14, by the number of unvested and unearned units.

(3)	25% of the options vest September 13, 2011 and the remaining vest ratably each month to September 13, 2014.

(4)	25% of the stock units vest each September 13 commencing September 13, 2011.

(5)	25% of the options and stock units vest each April 29 commencing April 29, 2012.

(6)	33.33% of the stock units vest each February 10 commencing February 10, 2013.

(7)
50% of these units (which were earned as performance-based units) vested in January and February 2014, and the remaining 50% will vest on the earlier of death or termination of employment on account of disability or on the one-year anniversary of the February certification date in 2015.

(8)	33.33% of the stock units vest each May 6 commencing May 6, 2014.

(9)
These units reflect a probable 'Maximum' achievement based on the Company's Total Shareholder Return (TSR) for the period from April 1, 2013 to March 31, 2015 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index (FormFactor peer companies). The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. 100% of the earned units will vest on the certification date in 2015.

(10)	50% of these remaining unvested stock units vest on each of November 6, 2014, and November 6, 2015.

(11)
These units reflect a probable ‘Threshold’ achievement based on the award metric. 50% of the units earned will vest on the certification date in 2015 and the remaining 50% will vest on the earlier of death or termination of employment on account of disability or on the one-year anniversary of the certification date in 2016. These units are expected to expire unvested due to non-achievement of performance conditions.

(12)	25% of the options and stock units originally granted vest each April 29 commencing April 29, 2011.

Option Exercises and Stock Vested at Fiscal Year Ended December 28, 2013
The following table presents information concerning the exercise of options during fiscal year 2013 by our named executive officers, and the vesting of stock units held by them during fiscal year 2013 (with the reported value based on the market price on the applicable date).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas St. Dennis	—	—	16,666	(1)	81,497
	—	—	5,000	(2)	25,300
	—	—	15,000	(3)	108,525
Michael D. Slessor	—	—	20,004	(4)	103,421
Michael M. Ludwig	—	—	8,333	(5)	40,748
	—	—	750	(6)	3,795
	—	—	7,500	(7)	37,950
Stuart L. Merkadeau	—	—	6,666	(8)	32,597
	—	—	3,350	(9)	16,951
	—	—	5,000	(10)	25,300
	—	—	2,000	(11)	11,340
	—	—	875	(12)	4,598

(1)
On February 11, 2013, 16,666 units were converted to common stock for release to Mr. St. Dennis. 7,500 shares were sold to cover Mr. St. Dennis' estimated tax withholding liability. 9,166 shares were deposited to Mr. St. Dennis' brokerage account. The market value of the company's common stock on the release date was $4.89.

(2)
On May 6, 2013, 5,000 units were converted to common stock for release to Mr. St. Dennis. 1,868 shares were sold to cover Mr. St. Dennis' estimated tax withholding liability. 3,132 shares were deposited to Mr. St. Dennis' brokerage account. The market value of the company's common stock on the release date was $5.06.

(3)
On September 13, 2013, 15,000 units were converted to common stock for release to Mr. St. Dennis. 5,689 shares were sold to cover Mr. St. Dennis’ estimated tax withholding liability. 9,311 shares were deposited to Mr. St. Dennis’ brokerage account. The market value of the company's common stock on the release date was $7.24.

(4)
On November 6, 2013, 20,004 units were converted to common stock for release to Mr. Slessor. 7,677 shares were withheld to cover Mr. Slessor's estimated tax withholding liability. 12,327 shares were deposited to Mr. Slessor's brokerage account. The market value of the company's common stock on the release date was $5.17.

(5)
On February 11, 2013, 8,333 units were converted to common stock for release to Mr. Ludwig. 3,904 shares were sold to cover Mr. Ludwig's estimated tax withholding liability. 4,429 shares were deposited to Mr. Ludwig's brokerage account. The market value of the company's common stock on the release date was $4.89.

(6)
On May 6, 2013, 750 units were converted to common stock for release to Mr. Ludwig. 283 shares were sold to cover Mr. Ludwig's estimated tax withholding liability. 467 shares were deposited to Mr. Ludwig's brokerage account. The market value of the company's common stock on the release date was $5.06.

(7)
On May 6, 2013, 7,500 units were converted to common stock for release to Mr. Ludwig. 2,803 shares were sold to cover Mr. Ludwig's estimated tax withholding liability. 4,697 shares were deposited to Mr. Ludwig's brokerage account. The market value of the company's common stock on the release date was $5.06.

(8)
On February 11, 2013, 6,666 units were converted to common stock for release to Mr. Merkadeau. 3,123 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 3,543 shares were deposited to Mr. Merkadeau's brokerage account. The market value of the company's common stock on the release date was $4.89.

(9)
On May 6, 2013, 3,350 units were converted to common stock for release to Mr. Merkadeau. 1,252 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 2,098 shares were deposited to Mr. Merkadeau's brokerage account. The market value of the company's common stock on the release date was $5.06.

(10)
On May 6, 2013, 5,000 units were converted to common stock for release to Mr. Merkadeau. 1,868 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 3,132 shares were deposited to Mr. Merkadeau's brokerage account. The market value of the company's common stock on the release date was $5.06.

(11)
On May 20, 2013, 2,000 units were converted to common stock for release to Mr. Merkadeau. 748 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 1,252 shares were deposited to Mr. Merkadeau's brokerage account. The market value of the company's common stock on the release date was $5.67.

(12)
On December 9, 2013, 875 units were converted to common stock for release to Mr. Merkadeau. 335 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 540 shares were deposited to Mr. Merkadeau's brokerage account. The market value of the company's common stock on the release date was $5.26.

Change of Control, Severance, Separation and Indemnification Agreements
Change of Control, Severance Agreements.    We have entered into change of control severance agreements with each of our named executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:

•
lump sum cash severance payment equal to one year's annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to target paid to officers covered by similar change of control severance agreements for the two most recently completed fiscal years (subject to the participating officer's compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination),

•
continuation of health benefits for one year (subject to the participating officer's compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination), and

•
fully accelerated vesting of all equity awards, and unexercised stock options may be exercised for up to 18 months following a qualifying termination of employment but not to exceed the expiration date of such options.

Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either termination by our company without "cause" or by resignation of the officer for "good reason" within 90 days of an event constituting "good reason" if in each case within one year following a "change of control". The change of control severance agreements provide the following definitions:

•	"change of control" means the first to occur of any of the following events:

(i)
the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

(ii)
(A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company's assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

(iii)
any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company's then outstanding voting securities; or

(iv)
during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

•	"cause" means the occurrence of any of the following:

(i)
any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company;

(ii)	the employee's conviction of a felony;

(iii)	a willful act by the employee which constitutes misconduct and is materially injurious to our company; or

(iv)
continued willful violations by the employee of the employee's obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company's belief that the employee has not substantially performed his or her duties.

•	"good reason" means the occurrence of any of the following:

(i)
without the employee's express written consent, a material reduction of the employee's duties, position or responsibilities relative to the employee's duties, position or responsibilities in effect immediately prior to the change of control;

(ii)	a reduction by our company of the employee's base salary or bonus opportunity as in effect immediately prior to such reduction;

(iii)
a material reduction by our company in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is materially reduced;

(iv)
without the employee's express written consent, the relocation of the employee to a facility or a location more than five miles from his or her current facility and the new location is more than 50 miles from the employee's current residence; or

(v)	the failure of our company to obtain the assumption of the change of control severance agreement by a successor.
The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced only to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.
In addition to the benefits under the change of control severance agreements, our current stock option agreements under our stock option plans for our officers, including our Equity Incentive Plan, provide that in the event the officer's employment is terminated without cause within 12 months following a change in control, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.
Under our Employee Incentive Plan, which provides for performance bonuses to our officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.
The following table presents information regarding change of control payment and benefit estimates for our named executive officers. We prepared the table assuming that both a change of control occurred and the employment of our current named executive officers was terminated without cause or by resignation of the officer for good reason on December 27, 2013, which was our company's last business day of fiscal year 2013. For restricted stock unit awards, the intrinsic value is based upon the December 27, 2013 closing price for our company common stock of $6.14 and for stock options, the value is based on such $6.14 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer's separation from our company.

	Thomas St. Dennis	Michael D. Slessor	Michael M. Ludwig	Stuart L. Merkadeau
Base salary ($)	480,000	350,000	300,000	290,000
Short-term incentive compensation ($)	480,000	210,000	180,000	174,000
Stock options ($)	—	—	—	—
Stock awards ($)(1)	2,260,343	1,407,263	1,145,828	630,787
Health benefits ($)	19,923	19,923	19,923	19,857
Sub-Total	3,240,266	1,987,186	1,645,751	1,114,644
280G Reduction in Severance Benefits ($)	—	—	—	—
Total	3,240,266	1,987,186	1,645,751	1,114,644

(1)
Stock awards include time, performance, and market (TSR) based restricted stock units. The change of control payouts for the performance-based restricted stock units granted on May 4, 2012 and November 6, 2012 were calculated based on 100% of the ‘Target’ level of the award metric. The change of control payouts for the market (TSR) based restricted stock units granted on May 6, 2013 were calculated based on 107% of the ‘Target’ level of the award metric.

Employment Letter Agreement with Mr. St. Dennis.    The employment letter agreement for Mr. St. Dennis provides that if his employment is terminated by our company before a change of control without cause or by the officer for good reason (as these terms are defined in each of the employment letter agreements), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days the officer was employed in the year of his termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and health benefits coverage for up to twelve months. These separation benefits are subject to Mr. St. Dennis executing a release and waiver of claims in favor of FormFactor. The following table presents information regarding payment and benefit estimates for Mr. St. Dennis assuming that his employment with our company was terminated without cause by us or by his resignation for good reason on December 27, 2013, which was our company's last business day of fiscal year 2013. For restricted stock unit awards, the intrinsic value is based upon the December 27, 2013 closing price for our company common stock of $6.14, and for stock options, the value is based on such $6.14 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of his separation from our company.

Thomas St. Dennis
Base salary ($)	480,000
Short-term incentive compensation ($)	480,000
Stock options ($)	—
Stock awards ($) (1)	565,862
Health benefits ($)	19,923
Total:	1,545,785

(1)
Stock awards include time-based and performance-based stock units. The separation agreement payment for accelerated vesting of the performance-based stock units issued May 4, 2012 was calculated based on the vesting of 50% of the units that were actually earned at 71% of the ‘Target’ level of the award metric.

Indemnification Agreements.    We have entered into indemnification agreements with each of our current and former directors, current and former executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our company's certificate of incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance Committee.

Pursuant to that authority, the Governance Committee has adopted the Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance Committee. This policy is intended to supplement, and not to supersede, our company's other policies that may be applicable to or involve transactions with related persons, such as the company's Statement of Corporate Code of Business Conduct. This policy is posted on our company's website at www.formfactor.com.
Other than the compensation arrangements for directors and executive officers described above, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.
PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 6, 2014. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.
Requirements for Stockholder Proposals to be Brought Before Our Annual Meeting.    Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2015 Annual Meeting of Stockholders, a stockholder's notice must be received by us between and including January 31, 2015 and March 2, 2015. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Corporate Secretary must for each matter the stockholder proposes to bring before the annual meeting set forth the information required by our bylaws and applicable law.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the filed forms and written representations from our directors and executive officers, we believe that all of the Section 16(a) filing requirements for the persons referred to above for fiscal year 2013 were met.
OTHER BUSINESS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.
Whether or not you are able to attend this year's Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau Secretary
Livermore, California April 4, 2014

PROXY — FormFactor, Inc.

PROXY FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

(This proxy is solicited on behalf of the Board of Directors of FormFactor, Inc.)

Your vote is important. Whether or not you plan to attend the 2014 Annual Meeting of Stockholders of FormFactor, Inc. in person, we urge you to complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of our common stock may be represented at the Annual Meeting.

The undersigned stockholder of FormFactor, Inc. hereby revokes all prior proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 16, 2014, appoints Stuart L. Merkadeau and Michael M. Ludwig, or either of them, as proxies, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, par value $0.001 per share, of FormFactor, Inc. held of record by the undersigned stockholder at the close of business on March 21, 2014, at the 2014 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 7005 Southfront Road in Livermore, California 94551, on Friday, May 16, 2014 at 3:00 p.m., Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned stockholder might or could do if personally present thereat. In the event that sufficient votes are not received by the date of the Annual Meeting, the proxy holders are authorized to propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO VOTING CHOICE IS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE (PROPOSAL NO. 1), FOR ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (PROPOSAL NO. 2), AND FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014 (PROPOSAL NO. 3).

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

▲ PLEASE DETACH PROXY CARD HERE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 16, 2014. The Proxy Statement and our 2013 Annual Report are available at: http://viewproxy.com/formfactor/2014/

2014 Annual Meeting Proxy Card

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

A. Proposals

The Board of Directors recommends a vote FOR the election of the Class II director nominees listed below.

(1) Election of the following nominees as Class II directors:	FOR	WITHHOLD
01 – Michael D. Slessor	☐	☐
02 – Thomas St. Dennis	☐	☐

I plan on attending the meeting ☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy): ________ / ________ / ____________________

Signature 1

Signature 2

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER

▲ PLEASE DETACH PROXY CARD HERE ▲

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

CONTROL NUMBER